                                                                     EXHIBIT 5.1

               [JEFFER, MANGELS, BUTLER & MARMARO LLP LETTERHEAD]



                                   May 6, 1998

                                                                      56849-0001

Jerry's Famous Deli, Inc.
12711 Ventura Boulevard, Suite 400
Studio City, California  91604

                     Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

                     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") (including a Form S-3 Prospectus), which Jerry's Famous Deli, Inc., a California corporation (the "Company"), proposes to file with the Securities and Exchange Commission (the "Commission").

                     The Registration Statement covers (i) up to 934,509 shares of the common stock of the Company, no par value (the "Common Stock"), issued in connection with the Company's acquisition of The Epicure Market to affiliates of the seller; (ii) up to 200,000 shares of Common Stock issued to an executive of the Company (the "Consulting Shares"); (iii) up to 3,721,405 shares of Common Stock for the account of Waterton Management, LLC and certain of its affiliates and their assignees, and (iv) up to 65,000 shares of Common Stock issuable upon exercise of warrants issued to Waterton Management, LLC (collectively, the "Shares").

                     In connection with rendering this opinion, we have examined originals, or copies identified to our satisfaction as being true copies of originals, of such corporate records of the Company and other documents which we considered necessary for the purposes of this opinion.

                     In our review and examination of documents we have assumed
(i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies thereof; (iii) all signatories have adequate power and authority to execute the Agreement; and (iv) each person signing a document is a competent adult person not operating under any legal disability, duress or having been defrauded in the execution of documents.

JEFFER, MANGELS, BUTLER & MARMARO LLP


                     Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized and legally issued as fully paid shares, except for the Consulting Shares which are partially paid shares subject to the receipt of full payment, consisting of consulting services to be rendered from March 27, 1997 through December 31, 1998. In accordance with California Corporations Code Section 409(d), the Consulting Shares bear a legend indicating the total amount of the consideration to be paid therefor and the amount paid thereon. Upon the completion of each calendar quarter of consulting services commencing with the quarter ending June 30, 1997, one seventh of the total number of the Consulting Shares will become fully paid and nonassessable shares of the Common Stock of the Company.

                     We express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Shares are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares.

                     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the filing of this opinion in connection with such filings of applications by the Company as may be necessary to register, qualify or establish eligibility for an exemption from registration or qualification of the Shares under the blue sky laws of any state or other jurisdiction. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                     Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

                     The opinion set forth herein is based upon the federal laws of the United States of America and the laws of the State of California, all as now in effect. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

                     The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.

                                           Very truly yours,



                                       /s/ JEFFER, MANGELS, BUTLER & MARMARO LLP
                                       -----------------------------------------
                                           JEFFER, MANGELS, BUTLER & MARMARO LLP